IN THE UNITED STATES DISTRICT COURT
FOR THE WESTERN DISTRICT OF OKLAHOMA

SECURITIES AND EXCHANGE COMMISSION,   )
                                                                                      )
                                                      Plaintiff,                    )
                                                                                      )
v.                                                                                   )     Case No. CIV-00-1375-R
                                                                                      )
BROADBAND WIRELESS INTERNATIONAL        )
CORPORATION, a Nevada Corporation;                   )
BROADCOM WIRELESS COMMUNICATIONS    )
CORPORATION, an Oklahoma Corporation;             )
IVAN W. WEBB, and                                                  )
DONALD L. KNIGHT,                                               )
                                                                                     )
                                                       Defendants,            )
                                                                                     )
and                                                                                )
                                                                                      )
BLACK GIANT RESOURCES CORPORATION,     )
an Oklahoma Corporation;                                            )
BROADBAND WIRELESS COMMUNICATIONS  )
CORPORATION, an Oklahoma Corporation;             )
MEDSCAN TECHNOLOGIES, INC., an Oklahoma  )
Corporation; and                                                           )
KIMBERLY KNIGHT,                                                )
                                                                                     )
Relief Defendants.                                                         )

THIRD PRELIMINARY REPORT OF TEMPORARY RECEIVER

     Peter B. Bradford, Temporary Receiver, (''TR'') was appointed by this Court on August 11, 2000, pursuant to this Court's Order of that date and was directed to take the actions described in the Order with respect to Defendants Broadband Wireless International Corporation, Broadcom Wireless Communications Corporation, and Relief Defendants Black Giant Resources Corporation, Broadband Wireless Communications Corporation and Medscan Technologies, Inc. Preliminary Reports of Temporary Receiver were filed herein on September  15, 2000 and November 1, 2000. This report will focus on activities of TR since November 1, 2000.

FINANCIAL INFORMATION

     Pursuant to the August 11, 2000 Order Appointing the Temporary Receiver, TR and his legal counsel have taken custody and control of Receivership Assets.

     The Receiver established a bank account at MidFirst Bank, Oklahoma City on August 14, 2000, into which all receipts by TR have been deposited and from which payments authorized by this Court have been made. As of January 4, 2001, the non-interest bearing checking account has a balance of $122,877.00 and the money market account balance is $253,066.90, for a total of $375,943.90. Current indebtedness totals $200,000.00

BUSINESS ACTIVITIES OF THE RECEIVER

     Two of the Defendants described in the Preliminary Report of Temporary Receiver have settled claims by BBAN totaling $400,000.00. Other lawsuits are still pending in this Court and it is anticipated that those will be settled or set for hearing before the end of this year. TR anticipates filing several more actions against Shareholders of BBAN who received stock without providing adequate consideration or who obtained profits from the sale of BBAN stock which belonged to the company or who engaged in illegal stock activities.

     Final payment to BBAN has been made by Aaro Environmental. Pursuant to the settlement approved, BBAN has received $400,000.00 in cash and a return of 2.6 million shares of BBAN stock.

     TR estimates that proceeds of settlements and lawsuits against third persons as described above could exceed $1,000,000.00.

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                                                                     FUTURE ACTIVITIES

     On December 22, 2000, pursuant to the bylaws of Broadband Wireless International, three new members of the Board of Directors were appointed, Albie Shaffer of Houston, Texas, William Higgins of Claremore, Oklahoma and Dr. Ron Tripp of Norman, Oklahoma. The only remaining members of the Board of Directors, Ivan Webb of Cisco, Texas and Howard Siegel of Houston, Texas resigned effective December 21, 2000. A board of directors meeting was held on December 28, 2000 at which Mr. Shaffer was elected Chairman of the Board and Dr. Tripp was elected Secretary of the Board. The new Board of Directors anticipates hiring a Chief Operating Officer and commencing business operations in a wireless site provider market early in 2001.

      Earlier, on December 18, 2000, Broadband completed the testing of a high speed wide area network for wireless communications in Edmond, Oklahoma and Oklahoma City, Oklahoma. The tests were overseen by Ron D. Harris of Edmond, Oklahoma, the project facilitator and consultant to Broadband. It is anticipated that Mr. Harris will be involved in future communications activities of Broadband. Broadband is continuing negotiations with third parties concerning possible joint business ventures. Any results of those meetings will be disclosed on Broadband's website at www.broadbandwirelessinternational.com and will be the subject of reporting to the Securities and Exchange Commission and press releases.

         THE OTHER RECEIVERSHIP DEFENDANTS AND RELIEF DEFENDANTS

     Co-Defendant Don Knight is still absent from this jurisdiction and is believed to be in Costa Rica. The SEC has conducted depositions of Kimberly Knight and Don Dixon concerning their knowledge of Broadband activities. Additional discovery and legal action by the SEC is likely in the first quarter of 2001.

                                                                                  3

RECOMMENDATION

      TR recommends that the Receivership continue until at least March 31, 2001 to permit the recovery of additional assets and the possible entry into business activities by the company. It is anticipated that another report will be submitted to the Court on or before March 31, 2001. TR will continue to disseminate information to shareholders and the public through press releases, the Broadband website and through required filings with the Securities and Exchange Commission.

      Dated this 5th day of January, 2001.

                                                                                               /s/ Peter B. Bradford
                                                                                               PETER B. BRADFORD, OBA #1044
                                                                                               Conner & Winters, P.C.
                                                                                               One Leadership Square
                                                                                               211 N. Robinson, Ste. 1750
                                                                                               Oklahoma City, Oklahoma 73102
                                                                                               (405) 272-5711
                                                                                               (405) 232-2695 Facsimile

                                                                                               TEMPORARY RECEIVER FOR
                                                                                               BROADBAND WIRELESS
                                                                                               INTERNATIONAL CORPORATION,
                                                                                               ET AL.

                                                                                       4

CERTIFICATE OF SERVICE

     On this 5th day of January, 2001, a true and correct copy of the above and foregoing document was mailed to the following counsel of record:

Harold R. Loftin, Jr.
801 Cherry Street, Suite 1900
Fort Worth, Texas 76102

Richard Hewitt
104 Houston Street, Ste. D
Roanoke, Texas 76262

Ross Plourde, Esq.
McAfee & Taft
10th Floor, Two Leadership Square
211 North Robinson
Oklahoma City, Oklahoma 73102-7103

                                                                                            /s/ Peter B. Bradford
                                                                                            Peter B. Bradford